U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2015

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Main Street North
Minot, North Dakota  58703
(Address of principal executive offices)

(701) 852-5292
 (Issuer's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 17, 2015, at the Annual Meeting of Shareholders of the Company (the “2015 Annual Meeting”), the shareholders re-elected three persons nominated by the Board of Directors to serve as Directors for the ensuing year and until the next annual meeting of shareholders or until their successors are elected and qualified.  The three nominees elected as Directors at the 2015 Annual Meeting were Gordon Dihle, Elizabeth Redding and John R. Carlson.  Biographical information as to the above named persons were included in the Definitive Schedule 14A filed by the Registrant on May 1, 2015.

On June 17, 2015, John R. Carlson, currently Chief Executive Officer and President of the Company, was re-elected by the vote of the board of directors as Chief Executive Officer and President.  On June 17, 2015, Elizabeth A. Redding, currently Chief Financial Officer and Secretary of the Company, was re-elected by the vote of the board of directors as Chief Financial Officer and Secretary.

None of the directors elected at the 2015 Annual Meeting have any family relationship with any other director or to any executive officer of the Company, and there are no transactions in which any director or executive officer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01.  Other Events

At the 2015 Annual Meeting, the shareholders of the Company also ratified the appointment of Hein & Associates, LLP, the Company’s present independent auditors, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

Dated: July 29, 2015	By:	/s/ John Carlson
John Carlson
Chief Executive Officer